EXHIBIT 99
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                         AGREEMENT RELATING TO FILING OF
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                           JOINT STATEMENT PURSUANT TO
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                               RULE 13D-1(K) UNDER
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                       THE SECURITIES EXCHANGE ACT OF 1934
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         The undersigned agree that the Statement of Schedule 13G to which this
Agreement is attached is filed on behalf of each of them.


Date: February 11, 2005                  By: /s/ James C. McGill
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                                             James C. McGill



                                         By: /s/ Gail S. McGill
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                                             Gail S. McGill